AMENDMENT TO SEPARATION AND RELEASE AGREEMENT
This Amendment to Separation and Release Agreement (the “Amendment”), by and between BBCN Bank (“BBCN”) and Soo Bong Min (“Executive”), is effective as of January 23, 2014.
WHEREAS, BBCN and Executive have entered into a Separation and Release Agreement, dated as of January 15, 2014 (the “Separation Agreement”), in connection with Executive’s retirement as an officer and director of BBCN.
WHEREAS, BBCN and Executive desire to amend the Separation Agreement on the terms set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:
Defined Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Separation Agreement.
Payments and Benefits. Section 4(b) of the Separation Agreement is hereby revised in its entirety to read as follows:

“b)
A further lump sum cash payment in the amount of Two Hundred Fifty Seven Thousand Two Hundred and Eighty Dollars ($257,280), less required withholdings, to be paid the first business day following the expiration of the Revocation Period without Executive revoking the Release Agreement.”

No Other Benefits. The last sentence of Section 5 of the Separation Agreement is hereby revised to read as follows: “For the avoidance of doubt, any unvested outstanding equity awards shall be forfeited as of the Termination Date.”
Effect of Amendment. Except as specifically provided for in this Amendment, the terms of the Separation Agreement shall remain unchanged and the Separation Agreement as amended shall remain in full force and effect, and shall be read and construed as a single agreement with this Amendment. In the event of any inconsistencies between any provision of this Amendment and any provision of the Separation Agreement, the provision of this Amendment shall be binding and controlling upon the parties.
Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature page follows.)

IN WITNESS WHEREOF, each party has signed this Amendment as of the date first set forth above.

BBCN BANK

By:    /s/ Kevin S. Kim
Kevin S. Kim, Chairman

SOO BONG MIN

/s/ Soo Bong Min

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